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                                                                 EXHIBIT a(1)(h)

                                SEVENTH AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                 AIM FUNDS GROUP


         THIS SEVENTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM FUNDS GROUP (the "Amendment") is entered into as of the 26th day of September, 1998, among Charles T. Bauer, Bruce L. Crockett, Owen Daly II, Edward K. Dunn, Jr., Jack Fields, Carl Frischling, Robert H. Graham, Prema Mathai-Davis, Lewis
F. Pennock, Ian W. Robinson and Louis S. Sklar, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Funds Group entered into as of May 5, 1993, as amended (the "Agreement").

         WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

         WHEREAS, at a meeting duly called and held on the 26th day of September 1998, the Trustees have resolved to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as hereinafter set forth:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Section 3.6 of the Agreement is hereby amended to read in its entirety as follows:

         "Section 3.6 Number of Trustees. The number of Trustees shall initially be three (3), and thereafter shall be such number as shall be fixed from time to time by resolution adopted by the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15)."

         3. With the exception of the amendment in the preceding paragraph 2 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


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         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the
Trust, have executed this Seventh Amendment to Agreement and Declaration of Trust of AIM Funds Group as of the day first above written.


/s/ CHARLES T. BAUER                          /s/ BRUCE L. CROCKETT
----------------------------------            ----------------------------------
Charles T. Bauer, Trustee                     Bruce L. Crockett, Trustee



/s/ OWEN DALY II                              /s/ EDWARD K. DUNN, JR.
----------------------------------            ----------------------------------
Owen Daly II, Trustee                         Edward K. Dunn, Jr., Trustee



/s/ JACK FIELDS                               /s/ CARL FRISCHLING
----------------------------------            ----------------------------------
Jack Fields, Trustee                          Carl Frischling, Trustee



/s/ ROBERT H. GRAHAM                          /s/ PREMA-MATHAI DAVIS
----------------------------------            ----------------------------------
Robert H. Graham, Trustee                     Perma Mathai-Davis, Trustee



/s/ LEWIS F. PENNOCK                          /s/ IAN W. ROBINSON
----------------------------------            ----------------------------------
Lewis F. Pennock, Trustee                     Ian W. Robinson, Trustee



                               /s/ LOUIS S. SKLAR
                       ----------------------------------
                            Louis S. Sklar, Trustee



                         THIS IS THE SIGNATURE PAGE FOR
           THE SEVENTH AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                               OF AIM FUNDS GROUP

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